Exhibit 99.1

Asset Entities Inc. Completes Strategic Acquisition of the Assets of TommyBoyTV

DALLAS, June 24, 2024 – Asset Entities Inc. (“Asset Entities” or “the Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, and a Ternary payment platform company, today announced that it has acquired the assets of TommyBoyTV, LLC, a company engaged in the business of Discord development, social media, online community management, marketing, and analytics.

Pursuant to the Asset Purchase Agreement, Asset Entities has paid TommyBoy $200,000 in cash as compensation for the acquired assets and entered into a consulting agreement with TommyBoy’s sole member and issued to TommyBoy’s sole member 25,000 shares of class B common stock as partial compensation for services to be rendered under the consulting agreement.

Asset Entities CEO Arshia Sarkhani said the acquisition, which is accretive in nature, is expected to immediately generate over $40,000 in gross revenues monthly and $500,000 annually, and to “significantly expand” the Company’s share of the Discord community market.

“This acquisition is consistent with our strategic plan that began with our acquisition of the Ternary Payment Processing Platform and OptionsSwing last November. That transaction resulted in a significant increase in our gross revenues, as will, we believe, this transaction.

“We are continuing to look at additional similarly accretive acquisition transactions going forward,” he said.

To learn about Asset Entities Inc., please go to www.assetentities.com. To learn about Ternary, please go to www.ternarydev.com. To learn about the AE.360.DDM suite of services, please go to www.ae360.com and https://discord.gg/ae360ddm.

About Asset Entities

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, Twitter, YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers. The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on Twitter at $ASST and @assetentities.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statements that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com